DISTRIBUTION AGREEMENT


           This Agreement, made as of June 30, 2001 by and between iMillennium Capital Trust (the "Fund"), a Delaware business trust, and Unified Financial Securities, Inc., an Indiana corporation ("Distributor").

           WHEREAS, the Fund is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

           WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

           WHEREAS, the Fund and Distributor are desirous of entering into an agreement providing for the distribution by Distributor of shares of beneficial interest (the "Shares") of each series or share class of shares of the Fund (the "Series");


           NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

1.         APPOINTMENT.
           ------------


      The Fund hereby appoints Distributor as its exclusive agent for the distribution of the Shares, and Distributor hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Fund shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.


2.  SALE AND REPURCHASE OF SHARES.
    ------------------------------


      Distributor will have the right, as agent for the Fund, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Fund's effective Registration Statement on Form N-1A under the Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Distributor has a dealer agreement, Distributor will promptly cause such order to be filled by the Fund.

           Distributor will also have the right, as agent for the Fund, to sell such Shares to the public against orders therefor at the public offering price.

           Distributor will also have the right to take, as agent for the Fund, all actions which, in Distributor's reasonable judgment, are necessary to carry into effect the distribution of the Shares.


(d) The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the NASD.


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(e)        The net asset value of the Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Fund or by another entity on behalf of the Fund. Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

(f) On every sale, the Fund shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Distributor shall have received an order for the purchase of the Shares.

(g) Upon receipt of purchase instructions, Distributor will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

(h) Nothing in this Agreement shall prevent Distributor or any affiliated person (as defined in the Act) of Distributor from acting as Distributor or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that Distributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

           Distributor, as agent of and for the account of the Fund, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.          SALE OF SHARES BY THE FUND.
            ---------------------------

      The Fund reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

4.         BASIS OF SALE OF SHARES.
           ------------------------


      Distributor does not agree to sell any specific number of Shares. Distributor, as agent for the Fund, undertakes to sell Shares on a best efforts basis only against orders therefor.


5.         RULES OF NASD, ETC.
           -------------------


      Distributor will conform to the Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

      Distributor will require each dealer with whom Distributor has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Distributor nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

      Distributor agrees to furnish to the Fund sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in reasonably adequate time for the Distributor, on behalf of the Fund, to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

      Distributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

      Distributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Fund to Distributor in reasonable quantities upon request.



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



6.         RECORDS TO BE SUPPLIED BY FUND.
           -------------------------------


      The Fund shall furnish to Distributor copies of all information, financial statements and other papers which Distributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Distributor, of all financial statements prepared for the Fund by independent public accountants.


7.         FEES AND EXPENSES.
           ------------------

      (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay Distributor fees determined as set forth on Exhibit A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement and before the end of any month, the fee for the part of the month before such termination shall be equal to the fee normally due for the full monthly period and shall be payable upon the date of termination of this Agreement.

      (b) In the performance of its obligations under this Agreement, Distributor will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Fund in accordance with agreements between the Fund and Distributor as permitted by applicable laws, including the Act and rules and regulations promulgated thereunder.

      (c) Distributor may from time to time employ or associate with such person or persons as may be appropriate to assist Distributor in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Distributor and the Fund. Distributor shall pay the compensation of such person or persons for such employment and no obligation will be incurred by or on behalf of the Fund in such respect.

       (d) Distributor will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by Firstar Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Fund to Distributor.

8.         INDEMNIFICATION OF FUND.
           ------------------------


      Distributor agrees to indemnify and hold harmless the Fund and each person who has been, is, or may hereafter be a trustee, director, officer, employee, shareholder or control person of the Fund against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Fund. Distributor likewise agrees to indemnify and hold harmless the Fund and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of Distributor's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or each such person may be entitled as a matter of law.

9.         INDEMNIFICATION OF DISTRIBUTOR.

      The Fund agrees to indemnify and hold harmless Distributor and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Distributor against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Distributor's duties or from the reckless disregard by any of such persons of Distributor's obligations and duties under this Agreement, for all of which exceptions Distributor shall be liable to the Fund. The Fund will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

      In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Fund may be asked to indemnify Distributor or any other person or hold Distributor or any other person harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Distributor will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend Distributor and any such person against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify Distributor, and thereupon the Fund shall take over complete defense of the claim, and neither Distributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. Distributor shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify Distributor or any such person except with the Fund's written consent.

      Notwithstanding any other provision of this Agreement, Distributor shall be entitled to receive and act upon advice of counsel (who may be counsel for the Fund or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.


10.        TERMINATION AND AMENDMENT OF THIS AGREEMENT.


      This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Distributor, (ii) either by action of the Board of Directors of the Fund or at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Directors of the Fund who are not interested persons of the Fund or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

      Either the Fund or Distributor may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.


11.        EFFECTIVE PERIOD OF THIS AGREEMENT.


      This Agreement shall take effect upon its execution and shall remain in full force and effect for a period of one (1) year from the date of its execution (unless terminated automatically as set forth in Section 11), and from year to year thereafter, subject to annual approval (i) by Distributor, (ii) by the Board of Directors of the Fund or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Directors of the Fund who are not interested persons of the Fund or of Distributor by vote at a meeting called for the purpose of voting on such approval.

12.        NEW SERIES.
           -----------

      The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Fund established during the initial or renewal term of this Agreement.

13.        SUCCESSOR INVESTMENT FUND.

      Unless this Agreement has been terminated in accordance with Paragraph 11, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of reorganization, recapitalization or change of domicile.

14.        LIMITATION OF LIABILITY.

      It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the trust property of the Fund. The execution and delivery of this Agreement have been authorized by the Directors of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund.

15.        SEVERABILITY.
           -------------

      In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.        QUESTIONS OF INTERPRETATION.

(a)        This Agreement shall be governed by the laws of the State of Indiana.

(b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.        NOTICES.
           --------

      Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party, with a copy to the Fund's counsel, at such address as such other party may designate for the receipt of such notice. Such notice will be effective upon receipt. Until further notice to the other party, it is agreed that the address of each party for this purpose shall be:

      (a)  If to the Fund, to:

                        iMillennium Capital Trust
                        17225 El Camino Real, Suite 415
                        Houston, TX  77058
                        Attn:  President

      (b)  If to Unified, to:

                        Unified Financial Securities, Inc.
                        431 North Pennsylvania Street
                        Indianapolis, IN  46204
                        Attn:  President

18.        EXECUTION

      This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.




      IN WITNESS WHEREOF, the Fund and Distributor have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.



           IMILLENNIUM CAPITAL TRUST


           By:                                                 Date_____________
               -----------------------------------------------------------------

           Print Name:
                       ---------------------------------------------------------

           Title:
                  --------------------------------------------------------------

           Attest:
                   -------------------------------------------------------------


           UNIFIED FINANCIAL SECURITIES, INC.


           By:                                                Date______________
               -----------------------------------------------------------------

           Print Name:
                       ---------------------------------------------------------

           Title:
                  --------------------------------------------------------------

           By:                                                Date______________
               -----------------------------------------------------------------

           Print Name:
                       ---------------------------------------------------------

           Title:
                  --------------------------------------------------------------

           Attest:
                   -------------------------------------------------------------

                                    EXHIBIT A
                                       to
                             DISTRIBUTION AGREEMENT


                            DISTRIBUTION FEE SCHEDULE

The prices contained herein are effective for twenty-four months from the execution date of the Distribution Agreement. All fees are billed monthly and are payable upon receipt.


I  STANDARD FEES

           0.01% of average daily Fund net assets subject to an annual minimum fee of $6,000 per Trust from $0 to $10 million in average net assets per month, and $12,000 when average net assets per month are in excess of $10 million. Fees are billed on a monthly basis.


II  ADDITIONAL SERVICES

          - Sales literature & document review (including websites) $150 per job for the first ten pages of an advertisement and/or sales literature and $20 per page thereafter, plus NASD filing fees.

          - NASD and other filing fees Pass thru

          - Annual Licensing and Compliance Fees $500 per Registered Representative (of pre-approved RR's) Site visits charged as out of pocket expenses.

          - Travel Expenses and Out-of-Pockets Pass thru

          - Other duties as agreed upon Negotiable






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